EXHIBIT 10.1

                             FIRST AMENDMENT TO
                      THE SAVINGS RESTORATION PLAN FOR
                        NISOURCE INC. AND AFFILIATES

             (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

   WHEREAS, NiSource Inc. (the "Company") maintains the Savings
   Restoration Plan for NiSource Inc. and Affiliates, as amended and restated effective January 1, 2004 (the "Plan"); and

   WHEREAS, pursuant to Article VIII of the Plan, the Company deems it desirable to amend the Plan as described below.

   NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2005, as follows:

   1. The second sentence of the second paragraph in Article I is amended to read:

             "The Plan is adopted solely (1) for the purpose of providing benefits to Participants in the Plan and their Beneficiaries in excess of the Limits imposed on qualified plans by Section 401(a)(17) and any other Sections of the Code, by restoring benefits to such Plan Participants and Beneficiaries that are no longer available under the Basic Plan as a result of the Limits, and
             (2) for the purpose of restoring benefits to Plan Participants and Beneficiaries that are no longer available under the Basic Plan as a result of the Participant's deferrals into the DCP.."

   2. Section 2.2 is deleted and the remaining Sections of Article II are renumbered accordingly.

   3.   Section 2.12 is amended and renumbered to read:

             "2.11 "Limits" means the limits imposed on tax qualified retirement plans by Section 401(a)(17) and any other Sections of the Code."

   4.   Section 3.1 is amended to read:

             "3.1 ELIGIBILITY. Any Employee who is not a Participant in the Plan on December 31, 2004, who is participating in the Basic Plan and (i) whose Compensation in a Plan Year will exceed the Limits, or (ii) who has deferrals in the DCP excluded for purposes of benefit allocations in the Basic Plan, will be eligible to become a Participant in the Plan as of January 1 of such Plan Year. If an Employee who was not expected to be eligible to become a Participant in a given Plan Year subsequently qualifies because his or her Compensation exceeds the Limits for that Plan Year, or because he or she becomes eligible for, or begins to participate in, the DCP, such Employee will be eligible to participate in the Plan as soon as practicable after this determination has been made or deferrals begin."

   IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer duly authorized, this 29th day of December, 2004.

                                 NISOURCE INC.




                                 By:  /s/ Michael W. O'Donnell
                                      -------------------------------